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                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                          BORLAND INTERNATIONAL, INC.

                                   * * * * *

     Borland International, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law filed its original Certificate of Incorporation with the Secretary of State of Delaware on July 10, 1989 under the name Borland International Delaware, Inc. Pursuant to Section 245 of the Delaware General Corporation Law, Borland International, Inc. DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of Borland International, Inc. has duly adopted resolutions setting forth the Restated Certificate of Incorporation of said corporation, declaring said restatement of the Certificate of Incorporation to be advisable. Said Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended and supplemented and there is no discrepancy between such provisions and the provisions of the Restated Certificate of Incorporation. The resolution setting forth the proposed restatement is as follows:

     RESOLVED, that the Certificate of Incorporation of the Corporation shall be restated to read as set forth in Exhibit A hereto.

     SECOND: That said amendment was duly adopted in accordance with the provisions of Section 245 of the General Incorporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Borland International Delaware, Inc. has caused this certificate to be signed by Delbert W. Yocam, its President, and Hobart McK. Birmingham, its Secretary, this 21st day of October, 1997.


                                       By: /s/ Delbert W. Yocam
                                           -------------------------------------
                                           Delbert W. Yocam, President

                                 Attested: /s/ Hobart McK. Birmingham
                                           -------------------------------------
                                           Hobart McK. Birmingham, Secretary

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